Dollar General Corporation

Domestic Relocation Policy

Executives/ Senior Officers

Congratulations on your new assignment!

In addition to the challenges your new position brings, you and your family will encounter many changes as you leave familiar surroundings, find a new place to live and settle into your new location.

The relocation of employees contributes to the Company’s ability to stay flexible and competitive. For that reason, we have partnered with Prudential Relocation, as well as a number of other top rate service providers, to provide you with a program of relocation support to reduce normal move disruptions, and enable you to get settled in your new home and job as quickly as possible.

This Relocation Guide outlines the services made available to you to help facilitate your move, including selling your current residence and finding a new community and home.

Please take the time to read through this guide and familiarize yourself with the policy and Prudential Relocation’s services before you begin planning your relocation. Recognizing that relocating can be a disruptive time, the Company, through your designated Relocation Counselor will assist you and your family throughout your move.

Our best wishes for success in your new location.

TABLE OF CONTENTS

Summary of Benefits

4

Introduction

5

Relocation Administration

7

Relocation and Transition Expenses

9

Home Sale Assistance Program

11

Marketing Assistance

13

Appraised Value Offer

16

Amended Value Sale

20

Independent Sale

22

Renters’ Assistance

23

Destination Services

24

Home Purchase Closing Cost Assistance

25

Moving to the New Location

26

Tax Assistance

29

SUMMARY OF BENEFITS

Provision	Description
Eligibility	Current or newly hired, full-time, salaried, executive-level employees and senior officers; homeowner or renter
Relocation and Transition Expenses

*

A Miscellaneous Expense Allowance of 5% of your new base salary to cover incidental expenses associated with your move not otherwise covered by this policy

*

House hunting expenses will be reimbursed for two (2) trips totaling seven (7) days for you and your spouse or one additional household member and for your children

*

Temporary living expenses reimbursed for up to 60 days

Home Sale Assistance	* Marketing Assistance * Appraised Value Offer * Amended Value Sale * Independent Sale
Destination Services	Company’s relocation program offers you professional homefinding counseling through Prudential
Home Purchase Closing Cost Assistance	* Available to current homeowners and renters * Company reimburses reasonable and customary home purchase expenses plus up to 1% for loan origination fees
Renters’ Assistance	Company will reimburse up to two months’ rent for any combination of lease cancellation/duplicate rent
Moving to the New Location

*

Normal family household goods moved via van line plus up to $75,000 in carrier insurance

*

Mileage reimbursed for driving up to two automobiles to the new location; in lieu of driving, the Company will pay to ship your second automobile if distance exceeds 300 miles

*

Storage for up to 60 days

Tax Assistance	Gross-up provided for most non-deductible relocation expenses including federal, state and FICA taxes

INTRODUCTION

On the Move…

This handbook has been designed to help you understand Dollar General’s relocation program and to assist you and your family in relocating as quickly as possible with minimal inconvenience.  You are encouraged to carefully read this handbook in its entirety.  Recognizing that relocating can be a disruptive process, the Company and Prudential Relocation will assist you and your family throughout your move.

Eligibility

The relocation program was developed to facilitate the movement of current, full-time, salaried, executive-level employees or senior officers and who are requested to relocate by the Company and designated by the Company to receive the benefits described in this handbook.

In order to be eligible for relocation as described in this handbook, your relocation must meet the IRS 50-mile distance test.  The distance between your former residence and your new job site must be at least 50 miles greater than the distance between your former residence and your former job site.

Family

Your family members eligible for assistance under this policy include your spouse and your dependent household members.  In the event an additional member of your household is asked to relocate by the Company, you are eligible to receive only one set of benefits.

Time Limit

You are eligible for the benefits extended in this handbook for up to 12 months following your effective date of transfer. All expense reports related to your relocation are required to be submitted within 90 days of the date incurred within this 12-month period.

Disclaimer

The Company has the sole right at any time to revise, amend or discontinue this policy.  This policy shall not be considered or construed as an employment contract and does not constitute a guarantee of employment for any minimum or specified period of time.

Policy Exceptions

The Vice President of your department must approve any exception to this policy, in writing.  If you feel an exception is needed, please contact the Human Resources department (Relocation) so that we may help you with your request.

Prudential Relocation Center

Prudential Relocation Center is a customized and secure private Internet site that provides you with “anytime” access through any Internet connection.

You will be able to:

*

Inform the relocation service team of your priorities and preferences through an online needs assessment.

*

Utilize the interactive community finder to focus your house hunting search.

*

Take a secure, virtual tour of your destination area at your convenience from your home or office—even before accepting the transfer.

*

Refer to a customized online profile for the status of your relocation, service policy, and a library of advice on every aspect of the moving process.

*

Access interactive timeline tools, planners, and mortgage calculators.

RELOCATION ADMINISTRATION

Upon notification of your relocation, you will have a personal Relocation Counselor as your main point of contact throughout your move.  Your Relocation Counselor will guide you through each step of the relocation process, answer your questions, and help coordinate all aspects of your move.  Listed below are highlights of the services your Relocation Counselor will provide to you:

*

general information,

*

expense report reimbursements,

*

disposition of your present home,

*

assistance in finding a new residence,

*

moving your household goods,

*

moving you and your family to the new location, and

*

assistance with air travel arrangements when applicable.

We encourage you to become fully involved in your move and work closely with the professionals who have been made available to assist you throughout the relocation process.  By working closely with your Relocation Counselor, you will be able to effectively manage your move.

Forms to Complete

Our goal is to have a relocation process that is as simple and easy to use as possible.  Therefore, there are only two steps that you must complete before receiving your relocation benefits.

Step 1.

Complete and return the Relocation Initiation Form

The Relocation Initiation Form provides us with important information to pass on to the moving company and to Payroll/Accounts Payable for relocation check requests.

Step 2.

Complete and return the Employee Reimbursement Form.

The Employee Reimbursement Form states that you have read Dollar General’s Relocation policy and understand that you are responsible for any expenses not covered under the policy.  This form may also have a reimbursement schedule you would follow to pay back a pro-rated share of your relocation benefits should you leave the company within a year of relocation.

Both of these forms can be mailed or faxed to the following:

Human Resources Relocation

100 Mission Ridge

Goodlettsville, TN  37072

Fax (615) 855-5376

Expense Reimbursement

Most ordinary expenses involved in moving from one location to another are covered under this policy.  Any questions of interpretation should be discussed with your Relocation Counselor before you take action.

All relocation expenses must be submitted on the Relocation Expense Report Form (will be provided to you by Prudential) and must not be combined with regular business expenses.  In order to determine the federal and state tax liability for reimbursed expenses, all relocation expenses must be reported accurately.

Where relocation-related expenses are specifically reimbursable, consistent guidelines apply.

*

All reimbursable expenses must be reasonable and appropriate.

*

All relocation benefits are reflected in U.S. dollars.

*

All reimbursable moving expenses must be incurred within 12 months from the date of transfer and submitted for payment within 90 days from the date the expense is incurred.

*

Only expenses specifically outlined in the policy will be reimbursed.

*

You must submit original receipts for reimbursement.  Your completed expense reports together with your original receipts should be forwarded directly to your Prudential Relocation Counselor.

*

It is important not to include any business expenses on relocation expense forms.

RELOCATION AND TRANSITION EXPENSES

Miscellaneous Expense Allowance

The Company will provide you with 5% of your new base salary to cover many of the incidental expenses not specifically reimbursed under this policy, which may occur as a direct result of your transfer:

*

driver’s licenses and automobile registrations in the new location,

*

utility deposits,

*

shipment of pets,

*

cleaning or maid service (new or old location),

*

non-refundable tuition, memberships, club dues or subscriptions,

*

piano tuning,

*

tips to movers,

*

drapery and carpet installation or alterations,

*

television or cable installation or adjustments,

*

overnight mail charges,

*

tax consulting,

*

items unique to your personal move not covered by this policy,

*

disassemble/reassemble playground, gym equipment, swimming pools, and similar items.

Tax Assistance

Gross-up will not be provided for the Miscellaneous Expense Allowance.

HouseHunting

Dollar General will provide you and your spouse or one additional household member and your children with two (2) house hunting/apartment hunting trips for a total of seven (7) days.  The House Hunting Trip will include the following:

*

Hotel accommodations for a maximum six (6) nights.

*

Mileage reimbursement at current Company rate if personal vehicle is driven.

*

Reimbursable meal expenses not to exceed $25.00/day per adult, $15.00/day per child.

*

Your Prudential Relocation Counselor will assist you with air travel reservations when applicable.

Tax Assistance

Gross-up will be provided for residence hunting expenses.

Temporary Living

Temporary Living Assistance is intended only for short-term living arrangements at the new location and must be approved by your supervisor.  Dollar General will reimburse you for up to 60 days of temporary living expenses.  Temporary living assistance includes the following:

*

Lodging for employee only

*

Meals for employee only (not to exceed $25.00/ day)

If you require temporary living assistance please contact your Prudential Relocation Counselor at least two weeks in advance.  He or she will be happy to help you make arrangements and answer any questions you may have.

Return Trip

If you are required to report to work in your new location prior to your family’s final move, you will be eligible to receive coverage of travel expenses for one (1) return trip home during your temporary living period. One family member may visit you in the new location in lieu of a return trip. Your Prudential Relocation Counselor will assist you with air travel reservations when applicable.

Tax Assistance

Gross-up will be provided for temporary living and return trip expenses.

HOME SALE ASSISTANCE PROGRAM

Your Prudential Relocation Counselor will provide you with the necessary expertise to facilitate the sale of your home through the services described below.

Home Eligibility

A home eligible for home sale assistance is any completed single-family or two-family residence, including a condominium, that is used as your principal residence and that is owned by you, your spouse, any of your dependents residing in the same household, or any combination of those persons at the time you are asked to relocate.  This also includes land customarily considered part of a residential lot and all personal property normally sold with a residence according to local custom.  If your home does not meet these eligibility guidelines, you may qualify for reimbursement of certain home sale commission expenses if you sell your primary residence on your own (Independent Sale, page 22).

Homes considered ineligible for home sale assistance include, but are not limited to, the following:

*

cooperative apartments,

*

mobile homes,

*

vacation/secondary homes,

*

investment properties,

*

homes with excessive acreage (+5 acres),

*

homes that are partially completed or under substantial renovation,

*

homes ineligible for conventional financing,

*

houseboats,

*

homes deemed ineligible through building inspections, and

*

vacant lots appraised as contributory value only.

If you have any questions regarding your home’s eligibility, please contact your Relocation Counselor prior to beginning the relocation process.

Overview

Marketing Your Home

The home sale process will begin with listing your home.  Your Relocation Counselor will help you select a qualified real estate agent and together they will determine selling strategies targeted to help you receive the best possible offer for your home. The advantage to successfully marketing your home and selling to an outside buyer is that you may receive a greater cash return than the Appraised Value Offer.

You are required to speak with your Relocation Counselor prior to taking any steps to list or market your home. You are required to market your home for a minimum of 90 days from the date your home is listed with a real estate agent.

Appraised Value Offer

If you have not sold your home 30 days after listing your home, two independent appraisers will appraise your home to determine the Appraised Value Offer.  This offer will be your “safety net” providing you with a guaranteed price, should your home not sell on the open market.  Your Appraised Value Offer will be available to you for 60 days.

Amended Value Sale

If you receive a qualified offer on your home from an outside buyer as described on page 20, you have an opportunity to “amend” the Appraised Value Offer from Prudential Relocation to reflect your buyer’s offer.

Marketing Assistance

As soon as the Company authorizes your relocation, your Relocation Counselor will contact you to explain the first step—the listing and marketing of your home.  Placing your home on the market as advantageously as possible is a critical element in successfully marketing your home.  Throughout the home sale process, your Relocation Counselor will continuously track your agent’s efforts to market your home.  The goal of these efforts is to help you obtain the best offer for your home within a reasonable time frame.

Your Relocation Counselor’s objectives are to:

*

help you identify a qualified and active broker to assist you in marketing and listing your home in a highly effective manner;

*

work with your real estate agent to develop a strategic marketing plan to sell your home at the best possible market value;

*

in conjunction with your real estate agent, suggest any minor repairs and/or improvements that will increase the marketability of your home; and

*

work with you throughout the process of you selling your home.

How the Marketing Process Works…

The following is a step-by-step process of marketing assistance services provided by your Relocation Counselor.

Agent Selection

Your Relocation Counselor will place a referral with two (2) area real estate agents who will visit your home and prepare a complete Employee Relocation Council (ERC) Market Analysis.  If you would like to designate a particular real estate agent that has not been recommended, please notify your Relocation Counselor.  As long as the real estate agent agrees to the program’s requirements, he or she will be able to work with you as one of your two selected agents.  You may not utilize or ask to have qualified any real estate agent that is a family member; i.e., mother, father, brother, sister or in-laws.  If you have no preference or are not familiar with local brokers, your Relocation Counselor will assist you in the selection.

Market Analysis

The two selected real estate agents will be asked by your Relocation Counselor to complete a market analysis on your home that will be used to prepare a marketing strategy.  The market analysis will describe the current marketplace along with the agent’s opinion of the most probable sales price for your home.  The analysis also contains a suggested sales action plan with recommendations for preparing your home for optimum market attention.

Listing Your Home

Your Relocation Counselor will ask you to select one real estate agent from the two you have interviewed.  He or she will then work with you and your selected agent to develop a marketing strategy and establish a list price that is both attractive and realistic in the local market.

You are required to list your home within 110% of the most likely sales price as indicated on the Broker’s Market Analysis (BMA) prior to the appraisal process.  Once you have received your Appraised Value Offer, you are then expected to list your home within 110% of the Appraised Value Price.  You are required to list your home for a minimum of 90 days from the initial list date before you are eligible to accept the Appraised Value Offer.

Listing Exclusion Clause

When you speak with your Prudential Relocation Counselor, he or she will discuss the necessity of including the following language in the listing agreement with your broker. The reason for this clause is to allow for cancellation of the listing agreement if necessary for Prudential to close with the buyer.  This clause is considered “standard operating procedure” among agents who work with Relocation Counselors and those who list homes for corporate transferees.  The following Exclusion Clause should be attached as an addendum to the Listing Agreement.

“In the event of any conflict or inconsistency between this Addendum and the Listing Agreement, the terms of this Addendum shall control.

It is understood and agreed that regardless of whether or not an offer is presented by a ready, willing and able buyer:

1.

No commission or compensation shall be earned by, or be due and payable to, broker until the sale of the property has been consummated between seller and buyer, the deed delivered to the buyer and the purchase price delivered to the seller; and

2. The seller reserves the right to sell the property to Prudential Relocation or to: ____________

(individually and collectively a “Named Prospective Purchaser”) at any time.  Upon the execution by a Named Prospective Purchaser and me (us) of an Agreement of Sale with respect to the property, this listing agreement shall immediately terminate without obligation of my (our) part or on the part of any Named Prospective Purchaser to either pay a commission or to continue this listing.”

Real Estate Agent	Date

Seller	Date

Seller	Date

Monitoring the Marketing Process

Your Relocation Counselor will work with you and your real estate agent throughout the marketing process to ensure maximum exposure for your home, provide feedback on the marketing process, and recommend strategy modifications, if needed.

Negotiating a Sale

When you have an interested buyer and receive an offer, your Relocation Counselor will be a valuable resource as you negotiate a price and a contract of sale.  You must submit ALL offers received to your Relocation Counselor for review and consideration. DO NOT SIGN a contract (or any other document) with the buyers or take any money as a deposit from the real estate agent or prospective buyer.

Finalizing a Sale

Your Relocation Counselor will handle the details of the real estate transaction once the terms of the sales agreement have been finalized.

Appraised Value Offer

Your decision to relocate should not be hampered by concerns about selling your home.  Prudential Relocation will assist you by making an offer to purchase your home at a value established by independent fee appraisers.  The appraisal process will begin 30 days after listing and marketing your home.

Appraiser Selection

When you begin the appraisal process, you will be given a list of appraisers in your area and asked to select two (2) appraisers from this list.  You are encouraged to interview the appraisers to assist in making your decision.  If you do not feel qualified to make the selection, ask your real estate agent for guidance or your Relocation Counselor can assist you.

Once you’ve made your selection, please contact your Prudential Relocation Counselor.  He or she will call the appraisers and request they contact you directly to arrange a convenient time for an inspection of your home.

Appraisals

An appraisal is an estimate of the anticipated sales price of your home over a reasonable selling period.  Appraisers estimate value primarily by comparing your home to the sales of similar properties making detailed adjustments for the differences between those properties and your home.  The appraisers consider location, size, age, condition, and marketability.

When the appraisers arrive to inspect your home, you should be prepared to discuss any facts that may be important in determining the value of your home:

*

any improvements you have made to the home that may or may not be visible to the appraisers; and

*

any information on similar homes that have recently sold in your area.

Your home will be appraised in “as is” condition, so it is important your home shows favorably to maximize the appraised value and resale efforts. Your Relocation Counselor and your real estate agent will assist in suggesting specific fix-up items to help maximize your marketing efforts.

The appraisers may also ask for a copy of the land survey and a copy of the title policy that you received when you closed on your home.  They will need these items to obtain the correct legal description.

Determining the Appraised Value Offer

Your Appraised Value Offer will equal 98.5% of the average of two independent appraisals.  However, if the variance between the two appraisals is greater than 5% of the higher amount, a third appraisal will be ordered.  In this case, your offer will be determined by averaging the two closest appraisals.

Your Relocation Counselor will present you with your Appraised Value Offer once the inspection and appraisal reports have been received and reviewed.  Your home will have to pass all inspections and/or you must satisfactorily remedy any deficiencies before your offer is finalized.  The entire process should be completed within 30 days from the date of the last inspection.

You are required to list your home at no more than 110% of the Appraised Value Offer. This may require you to make an adjustment to your current list price.

Title Search

In addition to arranging for the appraisals and inspections, a title search will be initiated in order to prepare for closing.  You may need to be involved in clearing any title issues should they appear on the title report.  Please inform your real estate agent Prudential is bringing the title up-to-date.  This can avoid a duplicate title search.  Often an agent will arrange for a title search upon notification from a lender of a buyer’s loan approval.

Offer Period

Your Relocation Counselor will call you with your Appraised Value Offer and outline the timing and process of the home sale program. The Appraised Value Offer has a 60-day acceptance period—60 days to continue marketing your home knowing you have a set “safety net”.  Your 60-day acceptance period begins the day your Contract of Sale is postmarked.  You may accept the appraised value offer at any time after marketing your home for 60 days.

Home Sale Program Timeline

[Graphic omitted]

You are required to market your home for 90 days from the list date before you are able to accept the Appraised Value Offer.

Accepting the Appraised Value Offer

If you are unable to sell your home during the 60-day offer period and accept the Appraised Value Offer, you and your spouse should sign the Prudential Contract of Sale and return both copies to your Relocation Counselor along with the other supporting documents.  Your execution of the Contract of Sale is a legal transaction.  You will need to sign and notarize the Contract of Sale and other related documents.

The signed Prudential Contract of Sale and related documents must be received by your Relocation Counselor on or prior to the expiration date of your offer.  The contract will be dated on the day all necessary documents are completed and signed by you and your Relocation Counselor.

Vacating the Home

You have 60 days from the date you sign the Prudential Relocation Contract of Sale in which to vacate the property, provided a resale closing does not occur sooner.  If you cannot move within 60 days, please let your Relocation Counselor know and you may be granted additional time to vacate, if circumstances warrant.

After you and Prudential have signed the Contract of Sale, you will continue to be responsible for the costs of maintenance, repairs, utilities, insurance, etc., until you actually vacate.  Prior to vacating, you will be expected to cooperate fully with all attempts by Prudential to market the home by allowing prospective purchasers to view the premises by appointment during reasonable hours.

From the date you vacate, Prudential Relocation will make all future mortgage, tax, and other carrying payments on your home.  It will also assume payment of maintenance and utility costs.  Your equity statement will reflect mortgage interest through your executed Prudential Relocation contract or vacate date, whichever comes last.

Utilities

Since sudden cold weather can cause damage due to freezing, do not turn off any utilities when you vacate the home.  The utilities must be left in your name until you contract with Prudential or vacate the home, whichever is later.  At that time, you should request final readings from the utility companies serving your home.  Your Relocation Counselor will instruct your real estate agent to transfer the utilities into the real estate company’s name until the home closes with new buyers. The day you vacate is customarily the date utilities are transferred to the real estate company.  If you receive a utility bill covering a period of time when payment was not your responsibility, please submit the invoice to your Relocation Counselor for payment.

Insurance

You will need to cancel your homeowner’s insurance policy effective when Prudential signs the Contract of Sale or you vacate, whichever is later.  Any refund due to you from the insurance company will be paid directly to you.  Make note to discuss this with your insurance agent and follow-up if necessary.

If you are vacating your home prior to contracting with Prudential Relocation, contact your insurance agent to arrange coverage during any periods the home will be unoccupied.  Most homeowner’s insurance policies state coverage is void if the dwelling is unoccupied for a specific period of time.

Amended Value Sale

Achieving an Amended Value Sale is of benefit to you and the Company.  The Company avoids the significant expense of purchasing, maintaining, and reselling your home through Prudential Relocation and you receive the highest possible price for your home.

If at any time during your marketing period, you receive an offer through the efforts of your real estate agent, you must submit the offer to your Relocation Counselor. DO NOT SIGN a contract (or any other document) with the buyers or take any money as a deposit from the real estate agent or prospective buyer.

Advantages of an Amended Value Sale

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You may receive a greater cash net return than the Appraised Value Offer.

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You will be relieved of the responsibilities of property ownership upon vacate or contract date with Prudential Relocation, whichever is later.

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You will be relieved of the necessity of closing with the buyer.

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After contracting with Prudential Relocation, you will be assured of receiving the net proceeds based upon the Amended Value Sale even if the original sale falls through and does not close.

Analyzing the Offer

Your Relocation Counselor will review the terms of the offer in an effort to determine whether the offer is bona fide (made in good faith), and to confirm that it is not subject to the sale of the buyer’s property, does not contain any unusual or unreasonable terms, and is not subject to interim financing.

Amending the Contract of Sale

Once the final offer has been approved, your Relocation Counselor will ask you to “amend” the amount in your Prudential Contract of Sale to reflect 98.5% of the buyer’s offer and to sign and return the Contract of Sale.

Buyer’s Offer Less Than Appraised Value Offer

At its discretion, the Company may also accept offers of at least 97% of your Appraised Value Offer.  You will remain eligible to receive your equity calculated based on the Appraised Value Offer.

Closing an Amended Value Sale

Prudential Relocation will acquire your home, according to the terms of the amended Prudential Contract of Sale with you.  Prudential will also fully honor the terms of the Purchase Agreement with the buyers.

Prudential Relocation will make every effort to close the transaction with the buyer.  However, since Prudential Relocation has already purchased your home, you will not be impacted if the sale to the buyer is not eventually consummated.  Your equity payment will be based upon the Amended Value Sale Price.

Responsibility for your property remains with you until you contract with Prudential or vacate, whichever is later.  This includes maintenance of your home, payments for utilities, mortgage, taxes, and premiums for insurance.

Equity

Your equity is calculated as of the Prudential contract date or your scheduled vacate date, whichever is later, and is based upon 98.5% of the sale price or guaranteed offer price, whichever is greater.  You will need to coordinate the timing of your equity check with your Relocation Counselor. You may be eligible to receive an equity advance once you have signed the Prudential Contract of Sale and when there is a specific need for funds to close on a new home in the destination area.

It is important to note that certain items are not covered under the policy and will be deducted from your final equity, if you have agreed to any of these additional seller’s expenses:

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repairs and improvements requested by the buyer;

*

buyer’s closing costs;

*

homeowner warranties;

*

buyer’s incentives;

*

real estate commission above the standard rate for your area;

*

closing dates beyond 60 days of vacating or contracting with Prudential.

Independent Sale

If your home is considered ineligible for Prudential’s Home Sale Assistance Program as set forth on page 11 (Home Eligibility) or you elect to sell your home independently prior to initiation into Prudential’s Home Sale Assistance Program, you may be eligible to receive direct reimbursement of standard and actual real estate commission expenses when you sell your home on your own. Contact your Prudential Relocation Counselor to determine if your home qualifies for this home sale option.

If your home is eligible for Prudential’s home sale assistance and you sell your home on your own, the Company will not provide tax assistance for your home sale commission expenses.

Reimbursement of Expenses

Real estate commission at the prevailing rate in your current location (maximum of 6%) will be reimbursed if you sell your home independently within twelve (12) months of your effective date of transfer.  Reimbursed expenses include:

Discount points incurred through negotiation with FHA, VA and conventional financing are not reimbursable.

Tax Assistance

You will receive tax assistance for home sale commission expenses only if your home is ineligible for the Home Sale Assistance Program.  If you choose to sell your home on your own, no tax assistance will be provided to you.

RENTERS’ ASSISTANCE

Lease Cancellation

If you are presently renting your home or apartment, you should immediately notify your landlord or lease holder of your move to avoid or minimize penalty charges.  You should attempt to obtain a written waiver of any provisions of the lease requiring fees or penalties due to your transfer.  The Company asks that you make every effort to minimize the penalties by making the best possible arrangements with your landlord.

Should you be required to pay a penalty, the Company reimburses up to a maximum of two (2) months’ rent for any combination of lease termination penalty charges, forfeiture of lease deposit, and/or duplicate rent on your former home or apartment.  If necessary, your Relocation Counselor can assist you with lease cancellation arrangements.

New Lease Agreement

A new lease should be examined carefully before it is signed.  You should negotiate a cancellation clause that would give you the right to cancel the lease without penalty after giving 30 days notice, in the event of a company-initiated transfer.

Sample Clause:

If tenant’s employer relocates tenant to a location more than fifty (50) miles from the premises that are the subject of this lease, this lease will be automatically terminated without further liability at any time.  Tenant agrees to give landlord at least 30 days notice of his/her intention to terminate this lease along with proof of such transfer of employment.

Tax Assistance

Gross-up will be provided for renters’ assistance reimbursements.

DESTINATION LOCATION

Planning Your House Hunting Trip

Whether you are a homeowner or a renter, selecting a new community and home is one of the most important decisions you will make as a result of your job transfer.  The Company’s relocation program offers you professional homefinding counseling through Prudential Relocation.  The Company encourages you to take advantage of this valuable service.

Your Relocation Counselor will discuss your family’s specific needs, preferences, and lifestyle.  After review of your requirements, your Relocation Counselor will select a local real estate professional who is experienced in the areas of interest to you.

Remember to contact your Relocation Counselor prior to contacting any real estate agent in the new location.

Your Relocation Counselor and real estate agent will work together to organize your house hunting trip so it is productive.  By planning in advance, the agent will be prepared to take you on area tours and discuss items of interest to you and your family.  Preparation gives you a better chance of quickly finding a residence to fit your needs at a price you can afford.

Once your real estate agent is contacted, he or she will provide the following information:

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schools, churches, etc.,

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commuting times,

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child and elder care services, and

*

pre-selected homes for viewing.

If you are a current homeowner, you should delay house hunting in the new location until you have an estimated value on your present home and you have been pre-qualified by a mortgage lender.  Home purchase decisions made with unrealistic expectations of current equity may result in over-commitment at the new location.

Internet Home Search

Although the Internet can be a useful tool to gain information on housing in the new area, keep in mind you need to use the approved real estate agent assigned to you to obtain information or to view any home you find on the Internet.  This will avoid confusion as to which agent you are working with and any possible real estate commission disputes.

Home Purchase Closing Cost Assistance

If you are purchasing a residence in the new location, you will be reimbursed for reasonable and actual home purchase closing costs provided you sign a contract to purchase a home in the new area and close within one year of your effective date of transfer.

One time closing costs for permanent financing will be reimbursed including:

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loan origination fee (up to 1% of loan amount),

*

normal attorney’s fees,

*

appraisal fees,

*

tax service fees,

*

title insurance (lender’s coverage, only),

*

recording fees (including tax stamps),

*

credit reports,

*

survey fees,

*

flood certification, and

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inspections required by the lender.

In addition to all closing costs mentioned, the Company will pay one origination point to close a new first mortgage.  The Company does not cover one-time closing adjustments such as property taxes, home hazard insurance, fuel adjustments, or private mortgage insurance (PMI).  The Company does not cover the costs associated with establishing second mortgages or home equity lines of credit.

Tax Assistance

Gross-up will be provided for non-deductible home purchase closing costs.

National Mortgage Lender Program

The Company has selected national mortgage lenders to provide you with a wide variety of mortgage services.  Your Relocation Counselor will provide you with information on participating mortgage companies.

Using the services of these preferred lenders offers many advantages:

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familiarity with the Company’s program,

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mortgage loan pre-approval process,

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direct billing of closing costs to the Company, and

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consideration of current spousal income.

New Construction

If you elect to build a home in the new location, you may incur additional expenses as opposed to purchasing an existing home. Be aware in making your decision that policy benefits will not be extended if you decide to build.

MOVING TO THE NEW LOCATION

To enable you and your family to make an effective transition to the new area, the Company’s relocation program provides for a range of move-related assistance:

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pre-move survey of your household goods by the moving company;

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complete packing of all items;

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transportation of your household goods to your new residence;

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Up to $75,000 in carrier insurance for your household goods;

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unloading, unpacking, and placement of all furniture in your new residence; and

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storage of your household goods, if required.

Shipment of Household Goods

You will need to plan to be present during all phases of your move—pack, load, delivery, and unpacking.  Your own planning, preparation, and involvement during the process will contribute to a successful move.

Items Excluded From Shipment

The items listed below are not ordinarily considered household goods and are your responsibility.  The Company, Prudential Relocation, and the moving company will not take responsibility for these items.

The Miscellaneous Expense Allowance is intended to assist you with expenses unique to your personal move and for items not covered by this policy.  Please note the Company will not pay for the shipping of the following items.  If you have any questions, contact your Relocation Counselor.

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boats

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campers, trailers, motor homes

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farm machinery

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firewood, rocks, sand, soil, etc.

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perishable food items, refrigerated or frozen

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aerosol cans, flammable liquids and other hazardous materials

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lumber, bricks, blocks, cement, tiles and building materials

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airplanes

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plants, animals

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large playground equipment

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tool or storage sheds, outdoor buildings

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valuables such as jewelry, money, coins, coin and stamp collections, irreplaceable photos, stocks, bonds, deeds, wills, and other legal documents

Playground and Similar Equipment

Playground, gym equipment, swimming pools, and similar items must be disassembled prior to your move day.  If the movers disassemble and reassemble these items, you will be responsible for payment of these costs at the time of service.

Insurance

Your household goods are protected with up to $75,000 of carrier insurance coverage.

Items of Extraordinary Value (Including Antiques)

It is recommended that items of extraordinary value such as antiques, fine art, furs, silver, china, crystal, photography equipment, oriental rugs, baseball cards, comics, other collectibles, etc. be professionally appraised prior to your move.  If purchased within the last year, the value can be substantiated with a sales receipt.  The Company will not pay for appraisals or any special handling and packaging of antiques or other high-value items.

Packing and Loading

Careful packing and proper loading are very important steps in assuring a successful move.  It is important that the mover packs all your household goods.  The driver will prepare a complete inventory list of your household goods describing the condition of each item (nicks, scratches, dents, etc.).  Review the inventory carefully to make sure you agree with the driver’s description before you sign the inventory.  The inventory is an important document in the settlement of claims for loss and damage.

Unloading

Check with the van driver about delivery times at the new location. Be sure to give them all possible telephone numbers where you can be reached en route and in the new location.

As your goods are being unloaded, you must check off each item on your inventory sheets.  Make notations on the sheets of missing or damaged items immediately and have the driver sign it.  Assembly of furniture will be completed prior to the driver leaving your home.  Unpacking of your goods consists of removing the items from the cartons in the room for which they are labeled.  This does not include putting items away.  Disposal of cartons is included in the move services.

Billing

The van line will send the invoice for your move directly to Prudential Relocation.  If you transport household goods not covered by the policy or incur unauthorized charges, you will be expected to pay for these items at the time of delivery.

Tipping

Tips to the movers are not covered under this policy.  You may use your Miscellaneous Expense Allowance.

Shipment of Automobiles

The Company will reimburse mileage at the current business rate for up to two (2) automobiles to be driven to the new location.  In lieu of driving one automobiles, the Company will pay to ship your second automobile if the distance to the new location exceeds 300 miles.

Storage in the New Location

You should make every effort to move directly to your permanent residence.  If necessary, however, you will be reimbursed for the storage of your household goods for up to 60 days.

Time Off for Moving

Dollar General understands that moving can be a time-consuming, and stressful project.  Therefore, you may need to take some time off from work for this purpose.  At your manager’s approval, Dollar General will allow you up to one week of paid time off for relocation.  During this time it is suggested that you take care of anything relating to your relocation so that you are able to become settled in your new residence and be fully focused on your job upon your return.  Please discuss your plans to take time off for moving with your manager well in advance, so that he or she may plan for your absence.

Travel to the New Location

You will be reimbursed for one-way transportation for you and your family to travel to the new location.  If you drive, you will be expected to drive a minimum of 300 miles per day and via the most direct route as established by a standard Rand McNally table or equivalent. Your Prudential Relocation Counselor will assist you with air travel reservations when applicable.

You will be reimbursed for the following reasonable and actual en route expenses:

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lodging (one night in departure or destination location or en route night as needed),

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meals,

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mileage (current business mileage rate), parking, and tolls, and

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airfare, if necessary (14-day advance purchase required).

TAX ASSISTANCE

Many reimbursements made to you are considered taxable income.  The Company is required to report all relocation reimbursements as compensation with the exception of items identified below.  For informational purposes, the Company will provide you with a tax assistance sheet that will be prepared and mailed to you in January following your move.

The following expenses are excluded from taxable income:

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reasonable and normal expenses for the movement of household goods;

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up to thirty days (30) of household goods storage while waiting to occupy your residence in the new location; and

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reasonable and normal expenses for transportation and lodging for you and your eligible family members from your present location to the new location.

The Company will assist in paying the additional tax resulting from taxable relocation reimbursements.  Payments will be made directly to the federal, state, and FICA tax authorities.  It is recommended you seek guidance from a tax professional for any year in which you receive relocation-related services or expense reimbursements.  Accurate expense documentation is very important.

The tax assistance provided to you is based solely on your Company derived income, your filing status, and number of 1040 exemptions. Spouse income, investment income or any other outside income will not be included in the calculations.  Individual variances from the program’s calculations will not be reimbursed.

The additional taxes as calculated by the gross-up program and paid on your behalf will be included on your W-2 as income.

Tax Treatment Table

Keep in mind some relocation items are not eligible for gross-up.  The table below outlines which relocation payments will be tax assisted.

Relocation Provision	Taxable	Deductible/ Excludable	Grossed Up
Miscellaneous Expense Allowance	✓		No

House Hunting	✓		Yes

Temporary Living	✓		Yes

Home Sale Assistance	Billed directly to Company

Independent Sale - eligible home Independent Sale - ineligible home	✓ ✓		No Yes

Renters’ Assistance	✓		Yes

Home Purchase Closing Cost	✓	Point may be deductible	Yes excluding point

Household Goods Move		✓

Storage	✓ Days over 30	✓	Yes Days over 30

Travel to the New Location	Meals & Mileage greater than $.13/mile	Transportation & Lodging	Meals & Mileage greater than $.13/mile